Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          February 8, 2008

Issuer Name and Ticker Symbol:      Commerce Energy Group Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111
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Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group Inc.

ZEFF HOLDING COMPANY, LLC              ZEFF CAPITAL PARTNERS I, L.P                         SPECTRUM GALAXY FUND LTD.

                                       By:  Zeff Holding Company, LLC, as general partner


By:                                    By:                                                  By:
   --------------------------------        ------------------------------------                   ---------------------------------
         Name:  Daniel Zeff                Name:  Daniel Zeff                                     Name:  Dion R. Friedland
         Title:     Manager                Title:     Manager                                     Title:     Director


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